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                                                                      EXHIBIT 12

                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)


                                                                           Nine Months Ended
                                                                   ---------------------------------
                                                                   March 26, 2000      March 28, 1999
                                                                   --------------     ---------------
Net income                                                           $ 108,903          $    70,891


Add:
      Interest                                                          15,151               13,183
      Income tax expense and other taxes on income                      63,960               42,543
      Fixed charges of unconsolidated subsidiaries                          89                  226
                                                                     ---------          -----------
                Earnings as defined                                  $ 188,103          $   126,843
                                                                     =========          ===========
Interest                                                             $  15,151          $    13,183
Fixed charges of unconsolidated subsidiaries                                89                  226
                                                                      --------          -----------
                Fixed charges as defined                             $  15,240          $    13,409
                                                                     =========          ===========
Ratio of earnings to fixed charges                                       12.34 x               9.46 x
                                                                     =========          ===========